UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 14, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 735,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On July 15, 2005, the Company issued a press release announcing that the Oklahoma Corporation Commission (“OCC”) approved an order granting OG&E annual recovery of $41.9 million for natural gas transportation and storage services provided to certain of its generating stations under a contract with Enogex. For further information, see the press release (attached as Exhibit 99.01) and the OCC order (attached as Exhibit 99.02) which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated July 15, 2005, announcing OG&E Gas Transportation and Storage Cost Recovery Approved.
99.02	OCC Order in OG&E’s gas transportation and storage case dated July 14, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

July 19, 2005

Exhibit 99.01

OG&E gas transportation & storage cost recovery approved
Oklahoma Corporation Commission orders $41.9 million annually

OKLAHOMA CITY – OG&E Electric Services announced today that the Oklahoma Corporation Commission approved an order granting the utility annual recovery of $41.9 million for natural gas transportation and storage services provided to certain of its generating stations under a contract with its affiliate, Enogex Inc.

In a 3-0 vote, the Commissioners approved, with one exception, the recovery recommended by the Administrative Law Judge in the case in October 2004. The Commission did not approve the judge’s recommendation that would have enabled OG&E to recover, in addition to $41.9 million annually, the annual amount that Enogex bills OG&E for the cost of fuel used in providing natural gas transportation and storage services to OG&E.

The Commission’s order will require OG&E to refund the difference between the $46.8 million collected from customers in the past for gas transportation and storage services and the $41.9 million authorized by the Commission that relates to Oklahoma customers. The company estimates this refund at $8.5 million to 10 million, and does not believe this amount will be material to its financial results based on previously-established reserves. A filing will be made to determine the exact amount of the refund, which is to be made in the form of credits on customers’ future electric bills under the Commission’s order.

“We are pleased to have an order in this case, so we can move forward with more certainty in the operation of our business,” said Steven E. Moore, chairman, president and CEO of OGE Energy Corp. (NYSE: OGE), parent company of OG&E and of Enogex Inc., the natural gas pipeline company that serves most of OG&E’s gas-fired power plants. “We had hoped the Commission would place a higher value on the service our electric ratepayers receive from OG&E’s contract with Enogex, which enables us to maximize the utilization of our coal-fired plants which provide significant fuel savings for our customers. But having a unanimous Commission order is a positive outcome.”

OG&E had requested a $46.8 million annual recovery, plus Enogex’s fuel costs. The natural gas transportation and storage case is in no way related to OG&E’s request for changes in its electric rates which was filed May 20.

OG&E serves approximately 735,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas. Enogex has about 9,000 miles of pipe with principal operations in Oklahoma and Arkansas.

Exhibit 99.02

BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

APPLICATION OF OKLAHOMA GAS AND	)
ELECTRIC COMPANY FOR DECLARATORY	)	CAUSE NO. PUD 200300226
ORDER OF THE OKLAHOMA CORPORATION	)
COMMISSION DETERMINING APPLICANT'S	)
COMPLIANCE WITH ORDER NO. 470044 ISSUED	)
IN CAUSE NO. PUD 200100455 WITH RESPECT TO	)
COMPETITIVE BIDDING FOR NATURAL GAS	)
TRANSPORTATION SERVICE	)	ORDER NO. 508379

HEARING:	December 7, 2004
Before the Commission En Banc
APPEARANCES:	Robert D. Stewart, Jr., William J. Bullard, and Dustin R. Fredrick, and
Rod L. Cook, Attorneys representing Oklahoma Gas and Electric
Company
David B. Dykeman, Deputy General Counsel and
Jennifer L. Barger, Assistant General Counsel, representing
Public Utility Division, Oklahoma Corporation Commission
Scot A. Conner and Cheryl A. Vaught, Attorneys representing
InterGen Services, Inc. and Redbud Energy, LP
William L. Humes, Assistant Attorney General representing
Office of Attorney General, State of Oklahoma
Thomas P. Schroedter, James D. Satrom, and J. Fred Gist,
Attorneys representing Oklahoma Industrial Energy Consumers
Ronald E. Stakem, Attorney representing
Oklahoma Gas and Electric Shareholders Association
Curtis M. Long, Charles R. Willing, and Patricia D. Horn,
Attorneys representing Enogex, Inc.
Rob F. Robertson and John M. Benson, Attorneys representing
ONEOK Gas Transportation, L.L.C
Vivian C. Hale, Attorney representing
Oklahoma Natural Gas Company, a division of ONEOK, Inc.
Deborah R. Thompson, Attorney representing Energetix

FINAL ORDER

BY THE COMMISSION:

        The Oklahoma Corporation Commission of the State of Oklahoma (“the Commission”) being regularly in session and the undersigned Commissioners being present and participating there comes on for consideration and action the Application of Oklahoma Gas and Electric

Company (“OG&E” or “Applicant”) for declaratory order of the Commission determining Applicant’s compliance with Order Number 470044 issued in Cause Number PUD 200100455 with respect to competitive bidding for natural gas transportation service.

I. JURISDICTION OF THE COMMISSION

        The Commission finds that it has jurisdiction with respect to the issues presented in this cause by virtue of Article IX, Sections 18 through 34 both inclusive of the Constitution of the State of Oklahoma; 17 O.S. §§151 et seq., OAC 165:5, and OAC 165:35.

II. NOTICE

        On August 27, 2004, the Commission issued Order Number 494237 adopting Administrative Law Judge Jacqueline T. Miller’s (“ALJ”) recommendation concerning notice requirements for this cause, including the waiver of the requirements of OAC 165:5-7-51(b). On September 9, 2004, an Affidavit of Publication was filed with the Commission reflecting Notice by Publication of the Hearing on the Merits in the The Oklahoman had been given and made in accordance with the Commission’s Order.

III. PROCEDURAL HISTORY

        The procedural history for this proceeding as reflected in the ALJ’s Report, as attached hereto as “Attachment A”, is adopted by the Commission as the procedural history for this proceeding up to October 22, 2004, the date of said Report.

        On October 22, 2004, the ALJ filed her Report to the Commission in which she outlined the procedural history of this cause, provided the Commission with a summary of the evidence presented to her during the hearing on the merits along with a summary of the statements of position filed by intervening parties who did not file testimony on the record, and provided the Commission with her Findings of Fact and Conclusions of Law together with her Recommendations to the Commission with respect to the relief requested by the Applicant.

        On November 1, 2004, appeals to the Report of the ALJ were filed by OG&E, the Attorney General of the State of Oklahoma (“AG”), and the Oklahoma Industrial Energy Consumers (“OIEC”). The OIEC appeal was filed in redacted and unredacted form. The OIEC’s unredacted appeal was filed under seal with the Office of General Counsel for the Commission. On November 8, 2004, OG&E filed its response to the appeals of the AG, and the OIEC, the OIEC filed redacted and unredacted responses to OG&E’s appeal from the ALJ’s Report (with the unredacted response being filed under seal with the Office of General Counsel). Also on November 8, 2004, Enogex Inc. (“Enogex”) filed separate responses to the Appeals of OG&E, the AG, and OIEC.

        On December 7, 2004, this cause came on for hearing before the Commission en banc to hear arguments and statements of counsel concerning the appeals filed by the OIEC, the AG, and OG&E to the Report of the ALJ. After hearing arguments of counsel in connection with the appeals, and after extensive questions by the Commissioners concerning the issues raised by the appealing parties, the Commission took the cause under advisement.

IV. SUMMARY OF THE EVIDENCE

        A summary of the Pre-Filed Written Testimony, as incorporated into the ALJ Report issued in this Cause on October 22, 2004, is incorporated as if fully set forth herein. The summaries of each individual party’s Appeal Arguments are set forth in the parties individual Appeals from the Report of the Administrative Law Judge as filed by OIEC, the AG, and OG&E on November 1, 2004, and the Responses to the Appeals of other parties as filed with this Commission by OG&E, OIEC, and Enogex on November 8, 2004.

V. FINDINGS OF FACT AND CONCLUSIONS OF LAW

        The Oklahoma Corporation Commission having had an opportunity to conduct an independent review of the testimony and evidence in the record herein including the offers of proof made by the parties in this cause during the hearing on the merits, and having examined the summary of the evidence, the findings of fact and conclusions of law as well as the recommendations of the ALJ concerning the relief requested by Applicant, all as contained in the Report of the ALJ, and the Commission being fully advised in the premises, this Commission makes the following findings of fact and conclusions of law:

A.    PRUDENCE REVIEW TRIGGERED

        In OG&E’s last rate case, Cause Number PUD 200100455, Order Number 470044, approved a Stipulation, and specifically found paragraph 5 of the Stipulation, which specifically addressed the provisions relating to gas transportation service, to be in the public interest. In paragraph 5, section B, OG&E specifically agreed to include competitive bidding as an option when OG&E analyzed the renewal or extension of its gas transportation services with its affiliate, Enogex. Also within that section of the Approved Stipulation, as an alternative, if OG&E did not competitively bid for gas transportation and/or supply services the Company would be subject to a Prudence Review by this Commission. OG&E chose not to competitively bid for gas transportation services or to negotiate with any entity other than Enogex. Instead, on May 1, 2003, OG&E entered into a New Agreement with Enogex for gas transportation and storage service, effective April 30, 2002.

        The above-entitled cause began as a result of OG&E’s Application for an Order finding compliance of OG&E with Order Number 470044, and determining that the New Agreement is prudent, in the public interest, and fair, just, and reasonable.

        Pursuant to the Stipulation approved by Order Number 470044, this Commission finds that OG&E’s choice of not using competitive bidding to obtain natural gas transportation services to its then-current Generation Facilities (after April 1, 2004) has triggered a Prudence Review for any renewed or new contracts for natural gas transportation or supply services.

B.    SEVEN YEAR AGREEMENT WITH AFFILIATE

        Pursuant to the Stipulation approved by Order Number 470044, OG&E agreed to include competitive bidding, as an option when OG&E analyzed the renewal or extension of its gas transportation services with its affiliate, Enogex, or, in the alternative, be subject to a Prudence Review by this Commission. Further, this Commission finds it is important to recognize that this Commission has consistently encouraged OG&E to utilize competitive bidding for gas transportation and gas storage services.

C.    REQUEST FOR BIDS (“RFB”) WOULD HAVE BEEN PRUDENT

        This Commission finds that it would have been prudent for OG&E to have issued a Request For Bids (“RFB”) for the gas transportation and storage services now obtained from Enogex prior to entering into the Enogex contract currently under Commission scrutiny. Such bidding process may have uncovered the same or similar services priced at or below the current Enogex contract and would have established greater assurance of arm’s length dealings between the affiliated companies, OG&E and Enogex.

D.    FAILURE TO COMPETITIVELY BID PROVIDED LIMITED RANGE OF PRICING OPTIONS

        Under this New Agreement, OG&E was scheduled to pay Enogex a combined annual fee of $46.8 million for transportation and storage services in equal monthly installments, consisting of $32,300,000 annually for gas transportation; $12,679,000 annually for storage services, and $1,820,940 annually for new transportation services.

        The Commission finds, however that due to OG&E’s failure to have competitively bid, a limited range of pricing options was provided for in the record in this Cause. Based on these limited options, the Commission finds that since the effective date of OG&E’s current contract with Enogex, the amount of such contract costs that OG&E is authorized to recover annually shall be $41,920,940. That amount, as supported by the record, is determined to be the combined annual cost under that contract for gas transportation and storage services, including natural gas used in system operation or otherwise unaccounted for, based on a factor of 1.51 percent of natural gas throughput under the contract at OG&E’s Weighted Average Cost of Gas

(“WACOG”) as calculated monthly, of which gas costs are deducted from the fuel adjustment clause.

        The Commission further finds the above costs are based on a proxy market-based analysis.

E.    BENCHMARK FOR COSTS ESTABLISHED BY REQUEST FOR BIDS (“RFB”)

        This Commission finds that prior to the expiration of the contract OG&E may establish a benchmark for costs to be passed to its ratepayers by issuing a RFB for transportation and storage services for gas used as fuel by all of its electric generating facilities, with such bidding process, prior to issuance of the RFB, being reviewed by the Commission’s Public Utility Division and the Office of the Attorney General. The Public Utility Division shall complete an analysis of such bids and a comparison of the recovery allowed under this order, and initiate a proceeding before the Commission based on the competitive bidding process.

F.    REFUNDS FOR OVERCOLLECTIONS

        This Commission finds that, to the extent OG&E has collected more from customers to pay Enogex for those gas transportation and storage services based on the difference of $46,799,940 and $41,920,940 then OG&E shall refund any such over-collections to its customers through credits on customer bills in the same manner in which it was originally billed.

G.    COOPERATIVE REVIEW WITH PUD AND AG REQUIRED

        This Commission finds that, in cooperation with the Public Utility Division Staff of this Commission and the Attorney General, OG&E shall review its Fuel Supply Portfolio and Risk Management Plan with respect to affiliate requirements and any sole supplier risks that result from the Affiliate Agreement between OG&E and Enogex Inc.

VI. ORDER

        IT IS THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that the findings of fact and conclusions of law as set forth herein are adopted by the Commission.

        IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that OG&E’s choice not to use competitive bidding to obtain natural gas transportation services to its then-current Generation Facilities after April 1, 2004, has triggered the prudence review for any renewed or new contracts for natural gas transportation or supply services, as provided for in the Stipulation approved by Order No. 470044, in PUD Cause No. 200100455.

        IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that OG&E’s decision not to competitively bid and instead to enter into a seven-year Intrastate Firm No-Notice, Load-Following Transportation and Storage Agreement, which began April 30, 2002, to obtain such services from affiliate Enogex Inc. is deemed inconsistent with this Commission’s interpretation of OG&E’s obligations under the Stipulation that was approved by Order No. 470044.

        IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that it would have been prudent for OG&E to have issued a Request For Bids for the gas transportation and storage services now obtained from Enogex prior to entering into the Enogex contract currently under Commission scrutiny. Such bidding process may have uncovered the same or similar services priced at or below the current Enogex contract and would have established greater assurance of arm’s length dealings between the affiliated companies, OG&E and Enogex.

        IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that due to OG&E’s failure to have competitively bid, a limited range of pricing options was provided for in the record in this Cause. Based on these limited options, the Commission finds since the effective date of OG&E’s current contract with Enogex, the amount of such contract costs that OG&E is authorized to recover annually shall be $41,920,940. That amount, as supported by the record, is determined to be the combined annual cost under that contract for gas transportation and storage services, including natural gas used in system operation or otherwise unaccounted for, based on a factor of 1.51 percent of natural gas throughput under the contract at OG&E’s Weighted Average Cost of Gas as calculated monthly, of which gas costs are deducted from the fuel adjustment clause.

        IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that prior to the expiration of the contract OG&E may establish a benchmark for costs to be passed to its ratepayers by issuing a Request For Bids (“RFB”) for transportation and storage services for gas used as fuel by all of its electric generating facilities, with such bidding process, prior to issuance of the RFB, being reviewed by the Commission’s Public Utility Division and the Office of the Attorney General. The Public Utility Division shall complete an analysis of such bids and a comparison of the recovery allowed under this order and initiate a proceeding before the Commission based on the competitive bidding process.

        THEREFORE, IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that, to the extent OG&E has collected more from customers to pay Enogex for those gas transportation and storage services based on the difference of $46,799,940 and $41,920,940 then OG&E shall refund any such over-collections to its customers through credits on customer bills in the same manner in which it was originally billed.

        THEREFORE, IT IS FURTHER THE ORDER OF THE OKLAHOMA CORPORATION COMMISSION that OG&E in cooperation with Commission Public Utility Division Staff and the Attorney General review its Fuel Supply Portfolio and Risk Management

Plan with respect to affiliate requirements and any sole supplier risks that result from the Affiliate Agreement between OG&E and Enogex Inc.

CORPORATION COMMISSION OF OKLAHOMA

/s/ Jeff Cloud
JEFF CLOUD, Chairman

/s/ Denise A. Bode
DENISE A. BODE, Vice-Chairman

/s/ Bob Anthony
BOB ANTHONY, Commissioner

        DONE AND PERFORMED THIS 14th DAY OF JULY, 2005. BY ORDER OF THE COMMISSION:

/s/ Peggy Mitchell
PEGGY MITCHELL, Commission Secretary